                                                                   EXHIBIT 10.18

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


          THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Settlement Agreement") is dated as of December 21, 2000, by and among COMSYS INFORMATION TECHNOLOGY SERVICES, INC. ("Comsys"), COTELLIGENT, INC. ("Cotelligent, Inc.") and COTELLIGENT USA, INC. ("Cotelligent USA" and, together with Cotelligent, Inc., "Cotelligent"). Cotelligent, Inc., Cotelligent USA and Comsys are individually referred to as a "Party" and collectively referred to as the "Parties".

                                    RECITALS

          WHEREAS, Cotelligent, Inc., Cotelligent USA and Comsys entered into that certain Asset Purchase Agreement, dated as of June 14, 2000 (the "Asset Purchase Agreement"), whereby Comsys acquired from Cotelligent the Acquired Assets for the Purchase Price;

          WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Asset Purchase Agreement;

          WHEREAS, pursuant to Section 2.3(b)(i) of the Asset Purchase Agreement, and subject to the terms and conditions of that certain Escrow Agreement dated as of June 30, 2000 (the "Escrow Agreement") by and among the Parties and American National Bank and Trust Company of Chicago (the "Escrow Agent"), a portion of the Purchase Price in the aggregate amount of $5,000,000 was deposited into the Escrow Account at the Closing (the "Escrow Deposit");

          WHEREAS, certain disputes have arisen between Cotelligent and Comsys in connection with the adjustment of the Purchase Price and computation of the Earn Out contemplated by Section 2.2 of the Asset Purchase Agreement and with respect to certain indemnity claims asserted by Comsys pursuant to Article VIII of the Asset Purchase Agreement (collectively, the "Disputes");

          WHEREAS, the Disputes are more specifically set forth and detailed in
(i) that certain letter dated September 15, 2000, from Comsys to Cotelligent, with respect to the Draft Computations, (ii) that certain letter dated October 13, 2000, from Cotelligent to Comsys, setting forth the Objection Notice, and
(iii) that certain letter dated November 27, 2000, from Comsys to Cotelligent, setting forth indemnity claims (collectively, the "Dispute Letters"); and

          WHEREAS Cotelligent and Comsys now desire to settle fully and finally the Disputes and the differences set out in the Dispute Letters on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and in exchange for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

          1. RELEASE OF ESCROW FUND AND TERMINATION OF ESCROW AGREEMENT. Comsys, Cotelligent, Inc. and Cotelligent USA agree to execute and deliver to the Escrow Agent a joint instruction letter, in substantially the form of Exhibit A attached hereto (the "Joint Instruction Letter"), instructing the Escrow Agent to (a) immediately release the entire Escrow Deposit, together with all products and proceeds thereof, including all accrued interest, dividends, gain and other income earned from time to time with respect thereto (collectively, the "Escrow Fund") to Cotelligent, and (b) thereafter close the Escrow Account. The Joint Instruction Letter shall be delivered in accordance with Section 8 of the Escrow Agreement.

          2. RELEASES BY COMSYS. Effective upon receipt by Cotelligent of the Escrow Fund, Comsys, on behalf of itself and its successors and assigns, hereby forever fully releases and discharges Cotelligent, Inc. and Cotelligent USA, each of their respective affiliates, successors and assigns and each of their respective present and former directors, officers, employees, trustees, agents, attorneys, insurers, and affiliated entities, shareholders, representatives, predecessors, successors and assigns, and any related entities and subsidiaries (collectively, the "Cotelligent Released Parties") from and against all liabilities, claims, causes of action, charges, complaints, grievances, obligations, costs, losses, damages, injuries, attorneys' fees, and other legal responsibilities of any form whatsoever ("Claims") which Comsys now has, owns, or holds, or claims to have owned or held, or which Comsys at any time heretofore had, owned, or held, or claimed to have, own, or hold, against the Cotelligent Released Parties, with respect to (a) the Disputes, including, without limitation, any payment obligations pursuant to Section 2.2 of the Asset Purchase Agreement, (b) the matters referenced in the Dispute Letters, (c) indemnification under Section 8.2(a)(i) of the Asset Purchase Agreement, and (d) that certain side letter dated June 30, 2000, from Cotelligent to Comsys, with respect to consents and estoppel agreements (collectively, the "Comsys Released Claims").

          3. RELEASES BY COTELLIGENT. Effective upon receipt by Cotelligent of the Escrow Fund, Cotelligent, on behalf of itself and its successors and assigns, hereby forever releases and discharges Comsys, its affiliates, successors and assigns and each of their respective present and former directors, officers, employees, trustees, agents, attorneys, insurers, and affiliated entities, shareholders, representatives, predecessors, successors and assigns, and any related entities and subsidiaries (collectively, the "Comsys Released Parties") from and against all of the Claims which Cotelligent now has, owns, or holds, or claims to have owned or held, or which Comsys at any time heretofore had, owned, or held, or claimed to have, own, or hold, against the Comsys Released Parties, with respect to (a) the Disputes, including, without limitation, any payment obligations pursuant to Section 2.2 of the Asset Purchase Agreement, (b) the matters referenced in the Dispute Letters, (c) indemnification under Section 8.2(c)(i) of the Asset Purchase Agreement (collectively, the "Cotelligent Released Claims").

          4. NO TRANSFER OF RELEASED CLAIMS. Cotelligent covenants that it has neither assigned, transferred nor purported to assign or transfer to any Person any of the Cotelligent Released Claims. Comsys covenants that it has neither assigned, transferred nor purported to assign or transfer to any Person any of the Comsys Released Claims.

          5. NO ACTIONS BASED ON RELEASED CLAIMS. Cotelligent covenants and agrees not to commence or prosecute any action or suit on the account of any of the Cotelligent Released Claims. Comsys covenants and agrees not to commence or prosecute any action or suit on the account of any of the Comsys Released Claims.

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          6.  RELEASE COVERS UNKNOWN CLAIMS.  The Cotelligent Released Claims
and the Comsys Released Claims are intended to cover all Claims within the scope of the release whether the same are known or unknown or ascertained or unascertained. The Parties agree that any provision of law that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, is hereby specifically waived by each Party. Cotelligent and Comsys acknowledge that one or the other may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the matters released herein, and agree that this Settlement Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery hereof.

          7. THE RELEASES. Notwithstanding the above, these releases do not impair (a) the Parties' respective rights and obligations set forth in this Settlement Agreement or (b) other than with respect to the Cotelligent Released Claims and the Comsys Released Claims, the Parties' respective rights and obligations set forth in the Asset Purchase Agreement.

          8. GOVERNING LAW. This Settlement Agreement shall be governed by and construed under the laws of the State of Delaware.

          9. ENTIRE AGREEMENT. This Settlement Agreement sets forth the full and complete understanding of the Parties relating to the subject matter hereof as of the date hereof, and supersedes any and all negotiations, agreements and representations made or dated prior thereto.

          10. MODIFICATION. No supplement, modification or amendment of this Settlement Agreement shall be binding on the Parties unless executed in writing by all the Parties. No waiver of the provisions of this Settlement Agreement by any Party shall be deemed to constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Parties making the waiver.

          11. BINDING EFFECT. This Settlement Agreement shall be binding on and shall inure to the benefit of the successors, representatives and assigns of the Parties.

          12. SEVERABILITY. Any provision of this Settlement Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          13. CONFIDENTIALITY. Without the prior written consent of each of the other Parties to this Settlement Agreement, no Party shall disclose the provisions of this Settlement Agreement to any third party (other than such Party's attorneys, accountants, tax consultants or other advisors), except (a) as necessary for enforcing the terms of this Settlement Agreement in the course of any legal proceedings, or (b) if required by law, but, in such case, only that information necessary for compliance with such legal requirement may be disclosed and only to those entitled to receive it, and the Party disclosing the information shall take appropriate measures to require the recipients to preserve the information's confidentiality. Notwithstanding

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

anything herein to the contrary, Cotelligent shall have the right to file this Settlement Agreement in public securities filings with governmental authorities (or otherwise publicly disclose the terms hereof in order to meet requirements applicable to reporting companies), to the extent legally required in the opinion of legal counsel to Cotelligent.

          14. TRANSACTION COSTS. Each party shall pay its own fees and expenses incurred in connection with the preparation and negotiation of this Settlement Agreement and the consummation of the transactions contemplated hereby.

          15. CAPTIONS AND EXHIBITS. Titles or captions of Sections contained in this Settlement Agreement are included only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of the Settlement Agreement or the intent of any provision hereof.

          16. COUNTERPARTS. This Settlement Agreement may be executed in identical counterparts, all of which shall constitute duplicate originals.



          [ Remainder of Page Intentionally Left Blank ]

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

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first written above.


                              COTELLIGENT, INC.


                              By: /S/ JAMES R. LAVELLE
                                  ___________________________
                              Name: James R. Lavelle
                              Title: Chairman & Chief Executive Officer

                              COTELLIGENT USA, INC.


                              By: /S/ JAMES R. LAVELLE
                                  ___________________________
                              Name: James R. Lavelle
                              Title: Chief Executive Officer



                              COMSYS INFORMATION TECHNOLOGY
                              SERVICES, INC.


                              By: /S/ AMIR ALAVI
                                  _____________________________
                              Name: Amir Alavi
                              Title: Senior Vice President

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

                                    EXHIBIT

                        FORM OF JOINT INSTRUCTION LETTER

To:       American National Bank and Trust Company of Chicago
          120 South LaSalle Street, 4th Floor
          Corporate Trust Department; Mail Code IL1-1250
          Chicago, IL 60603

          Attention: Timothy P. Martin
          Telecopy: 312-661-6491


From:     COMSYS Information Technology Services, Inc.
          4400 Post Oak Parkway, Suite 2575
          Houston, Texas 77027

          Cotelligent, Inc.
          101 California Street, Suite 2050
          San Francisco, California 94111

          Cotelligent USA, Inc.
          101 California Street, suite 2050
          San Francisco, California 94111


RE: ACCOUNT #44475002

Ladies and Gentlemen:

     We refer to account # 44475002 (the "Escrow Account") and that certain Escrow Agreement dated as of June 30, 2000 by and among COMSYS Information Technology Services, Inc., Cotelligent, Inc., Cotelligent USA, Inc. and American National Bank and Trust Company of Chicago (the "Escrow Agreement").
Capitalized terms used hereinafter and not otherwise defined shall have the meanings given to them in the Escrow Agreement.

     We hereby instruct you to immediately remit the balance of the funds in the Escrow Account as of the date hereof (the "Escrow Proceeds"), in immediately available funds, to the following account of Cotelligent, Inc.:

       USBank
       1420 Fifth Avenue
       Seattle, WA 98101

       Account number 1-535-0178-6609
       ABA Routing 125-000-105

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

       Reference: Comsys Escrow Balance

       Customer Representative: Rebecca Kwan
                                Tel: 206-587-5230
                                Fax 206-587-5280

     Any and all accrued interest (including the interest accrued on the Escrow Proceeds during the month of December), dividends, gain and other income earned on the Escrow Proceeds but not credited to the Escrow Account as of the date hereof (the "Additional Interest") shall be remitted to the aforementioned account of Cotelligent, Inc. as soon as reasonably possible thereafter.

     Upon receipt of the Escrow Proceeds and the Additional Interest by Cotelligent, please proceed to close the Escrow Account.

     We hereby also confirm that, upon the receipt of the Escrow Proceeds and the Additional Interest by Cotelligent, the Escrow Agreement is terminated and you are irrevocably and unconditionally released of all obligation and liabilities arising therefrom.

     Yours faithfully,


     COMSYS INFORMATION TECHNOLOGY SERVICES, INC.


     By: /s/ AMIR ALAVI
         ---------------------------
     Name:  Amir Alavi
     Title: Senior Vice President

     COTELLIGENT, INC.


     By: /s/ JAMES R. LAVELLE
         ---------------------------
     Name:  James R. Lavelle
     Title: Chairman & Chief Executive Officer

     COTELLIGENT USA, INC.


     By: /s/ JAMES R. LAVELLE
         ---------------------------
     Name:  James R. Lavelle
     Title: Chairman & Chief Executive Officer

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